Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 of FST Corp. and its subsidiaries (the “Company”) of our annual report dated April 15, 2026, relating to the consolidation of financial statements, which appears in this annual report on Form 20-F of the Company for the year ended December 31, 2025 and 2024.

May 28, 2026

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